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                                                                   EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1985 Employee Stock Purchase Plan of Collagen Corporation, of our report dated August 1, 1997, with respect to the consolidated financial statements and schedule of Collagen Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP

Palo Alto, California
December 23, 1997